EXHIBIT 10.35

                            XTRA-GOLD RESOURCES CORP.

                                 March 20, 2007

JD Mining Ltd.
105 Somers Road
Antigonish NS   B2G 2K9

Attention:    John Douglas Mills,
              President

Dear Mr. Mills:

                     RE: GRANT OF NONQUALIFIED STOCK OPTIONS

         We are pleased to advise you that on March 12, 2007, the board of directors of Xtra-Gold Resources Corp. ("XTRA-GOLD") authorized the award to JD Mining Ltd. ("JDM") (sometimes hereinafter referred to as the "OPTIONEE") of an option to purchase 200,000 shares of our common stock at a par value $.001 per share (the "OPTIONS"), upon the following terms and conditions:

         1. The Options are granted to JDM in accordance with and subject to the terms and conditions of Xtra-Gold's 2005 Equity Compensation Plan (the "PLAN").

         2. The Options are granted in the following manner:

                                                           NO. OF OPTIONS

            (a) as a consultant of Xtra-Gold                   200,000

         3. The Options are nonqualified stock options.

         4. The Options have a three (3) year term (the "OPTION PERIOD") and are exercisable, on a pro rata basis as set forth in paragraph 8 hereunder, commencing on April 20, 2007, in accordance with the vesting schedule set out hereunder and shall terminate at 5:00 p.m. (Eastern Standard Time) on March 20, 2010 (the "EXPIRY DATE").

================================================================================
                               TORONTO HEAD OFFICE
               6 KERSDALE AVENUE TORONTO, ONTARIO, CANADA M6M 1C8

PHONE:     (416) 653-5151                       E-MAIL:       KIOMI@SYMPATICO.CA
PHONE:     (416) 981-3055                       WEB SITE:     WWW.XTRAGOLD.COM

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JD Mining Ltd.                        - 2 -                       March 20, 2007


         5. The price at which the Options may be exercised is $0.75 per share.

         6. The Options are transferable to a nominee as may be designated by JDM from time to time and may be exercised, in whole or in part, during the exercise period, as set forth herein or otherwise in accordance with the terms and conditions of the Plan.

         7. The exercise price and number of underlying shares issuable upon exercise of the Options (the "OPTION SHARES") are subject to adjustment in accordance with the Plan in the event of stock splits, dividends, reorganizations and similar corporate events.

         8. (a) The Options are to vest pro rata over the Option Period on a monthly basis in accordance with the following schedule:

            PRO RATA PORTION OF THE OPTIONS            VESTING PERIOD

                         5,555 on the 20th day of each month of the Option Period following the date of grant from April 20, 2007 to March 20, 2010

            (b) The Options shall vest on the basis referred to, provided that JDM has completed its Services under the Initial Term of the consulting agreement dated March 20, 2007 entered into between JDM and Xtra-Gold (the "JDM CONSULTING AGREEMENT") and provided further that JDM continues to render the Services under the Subsequent Term; provided, however that should JDM notify Xtra-Gold in writing that it no longer is available or willing to provide the Services to Xtra-Gold, or Xtra-Gold should advise JDM that its Services are no longer required, then all unvested, unexercised Options must be exercised within 90 days from providing such notice.

         9. (a) Any portion of the Options that have vested and have not been exercised in a particular month shall accrue to the benefit of the Optionee (the "ACCRUED OPTIONS") and in connection therewith, JDM shall have the right to exercise the Accrued Options for a period of time as may be set out in the Option Plan referred to in subparagraph 9(h) hereunder or in accordance with securities laws governing Xtra-Gold, but in no event shall the Accrued Options be exercised later than the earlier of (i) the Expiry Date; and (ii) the exercise date contemplated in subparagraphs 9(a), (b), (c), (d), (e) and (f) hereunder.

            (b) In the event of termination as a result of the voluntary resignation by JDM as a consultant of Xtra-Gold, all Accrued Options granted pursuant to paragraph 2 must be exercised within 90 days from the date of JDM's voluntary resignation, failing which the Accrued Options will be cancelled.

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JD Mining Ltd.                        - 3 -                       March 20, 2007


            (c) In the event of the death of the principal of JDM; namely John Douglas Mills, during the Option Period, all Accrued Options must be exercised by Mr. Mills' estate within one year from the date of his death, failing which the Accrued Options will be cancelled.

            (d) In the event that JDM is terminated by Xtra-Gold, without cause, then in such event Xtra-Gold agrees that JDM may retain 100% of the Accrued Options and 100% of the unvested Options (the "UNVESTED OPTIONS"); provided, however that the Options referred to in this subparagraph must be exercised no later than 90 days following such termination, failing which such Options will be cancelled.

            (e) In the event that JDM is terminated by Xtra-Gold, with cause, then in such event Xtra-Gold agrees that JDM may retain 100% of the Accrued Options; provided, however that the Accrued Options must be exercised no later than 90 days following such termination, failing which such Accrued Options will be cancelled. All Unvested Options will be cancelled immediately upon the termination of JDM, with cause.

            (f) In the event of a change of control of Xtra-Gold (as defined herein), all Options granted to JDM shall vest in which event, JDM will have the right to exercise such Options within 90 days following the completion of such change of control. For clarity purposes, a "CHANGE OF CONTROL" shall mean the occurrence of (i) any person, other than an Employee (as such term is used in Section 13(d) and 14(d) of the Exchange Act is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Xtra-Gold representing 50% or more of the combined voting power of Xtra-Gold's outstanding securities then having the right to vote at elections of directors; or (ii) the individuals who at the commencement date of the JDM Consulting Agreement, constitute the Board, cease for any reason to constitute a majority thereof unless the election, or nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then in office who were directors at the commencement of the JDM Agreement; or (iii) there is a failure to elect two or more candidates nominated by management of Xtra-Gold to the Board; or (d) the business of Xtra-Gold for which JDM's services may be principally performed is disposed of by Xtra-Gold pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary of Xtra-Gold) or otherwise.

            (g) The share certificate or certificates issued as a result of the exercise of Options from time to time shall bear a restrictive legend with respect to the resale of the shares issued in connection therewith. In particular, until such time that a registration statement has been filed by Xtra-Gold and becomes effective with the U.S. Securities and Exchange
                  Commission: (i)

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JD Mining Ltd.                        - 4 -                       March 20, 2007


                  the Option Shares cannot be otherwise resold unless held for two years, in accordance with Rule 144(k); or alternatively
                  (ii) if Xtra-Gold is a reporting company, then the applicable hold period shall be one year from the date of the issuance of Option Shares in accordance with Rule 144.

            (h) Xtra-Gold implemented and adopted a 2005 equity compensation plan (the "OPTION PLAN") which implementation and adoption was been approved in writing by the Board in June 2005. Xtra-Gold did not obtain shareholder approval.

            (i) The Options shall at all times be subject to the terms of this Option Agreement and the Option Plan.

         10. The Option Shares which will be issued upon exercise of all or a portion of the Options have not been registered under the Securities Act of 1933, as amended (the "ACT") under an SB-2 registration statement and amendments thereto (collectively, the "SB-2"). All certificates evidencing the Option Shares will contain a legend describing this restriction on resale of the Option Shares. There is no assurance that there will be a public market into which JDM may sell the Option Shares or that JDM will be able to sell its Option Shares at a profit or at all.

         11. In order to exercise the vested Options, JDM must provide us with written notice that it is exercising all or a portion of such Options. The written notice must specify the number of Option Shares that JDM is exercising its Options for, and must be accompanied by the exercise price described in paragraph 5 above. Option Shares will be issued to JDM within approximately one week following our receipt of JDM exercise notice and cleared funds evidencing the exercise price.

         12. No rights or privileges of a stockholder of Xtra-Gold are conferred by reason of the grant of the Options to JDM. JDM will have no rights of a stockholder until it has delivered its exercise notice to Xtra-Gold and we have received the exercise price of the Options in cleared funds and have delivered a share certificate or certificates to JDM evidencing the shares arising out of such exercise.

         13. JDM understands that the Plan contains important information about its Options and its rights with respect to the Options. The Plan includes (a) terms relating to the right to exercise the Options; (b) important restrictions on the ability to transfer the Options or Option Shares; and (c) early termination of the Options following the occurrence of certain events, including the termination of the relationship with us. By signing below, JDM acknowledges receipt of a copy of the Plan. By acceptance of the Options by way of execution of this Agreement, JDM agrees to abide by the terms and conditions of this Agreement and the Plan.

         14. We are a young company and are subject to all of the risks and uncertainties of a young company. We may never operate profitably. The exercise of the Options is a speculative investment and there is no assurance that JDM will realize a profit on the exercise of the Options.

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JD Mining Ltd.                        - 5 -                       March 20, 2007


         15. The Options will become effective upon its acknowledgment and agreement of the terms and conditions of this Agreement and its delivery to us of a signed counterpart of this Agreement.

         16. This Agreement and Plan contain all of the terms and conditions of the Options and supercedes all prior agreements or understandings relating to the Options. This Agreement shall be governed by the laws of the State of Nevada without regard to the conflicts of laws and provisions thereof. This Agreement may not be amended orally.

         We appreciate your continued support and contributions and are hopeful that your Options will provide financial benefits to JDM in the future.

                                        Yours very truly,

                                        XTRA-GOLD RESOURCES CORP.


                                        /s/ R. Kiomi Mori

/rkm                                        R. Kiomi Mori,
Enclosure                                   Secretary and Treasurer


         AGREED TO AND ACCEPTED this 20th day of March, 2007.


                                        JD MINING LTD.


                                        Per: /s/ John Douglas Mills
                                                 John Douglas Mills
                                                 President
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                                      - 6 -


                      TRANSFER OF OPTION AND ACKNOWLEDGMENT


TO:      XTRA-GOLD RESOURCES CORP. (THE "CORPORATION")

FROM:    JD MINING LTD. ("JDM")

RE:      TRANSFER OF 200,000 OPTIONS

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         WHEREAS by way of the foregoing option agreement, JDM acknowledges that it is the optionee in connection with 200,000 nonqualified stock options (the "OPTION") that were awarded to it by the Corporation on March 20, 2007;

         AND WHEREAS JDM hereby transfers the Option to its designated nominee, John Douglas Mills ("MILLS");

         BY WAY OF COUNTER-EXECUTION HEREIN, Mills hereby acknowledges that he shall comply with the terms of the Option.

         DATED this 20th day of March, 2007.


                                        JD MINING LTD.


                                        By: /s/ John Douglas Mills
                                                John  Douglas Mills
                                                President


                                            /s/ John Douglas Mills
                                                John Douglas Mills